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                                                                     EXHIBIT 5.1




                                  [LETTERHEAD]

                                                           Reply to: Minneapolis
                                            Writer's Direct Dial: (612) 904-7408
                                                   E-mail: awoodward@maunlaw.com


June 23, 2000

Stockwalk.com Group, Inc.
5500 Wayzata Boulevard
Suite 800
Minneapolis, MN  55416

Re:      Stockwalk.com Group, Inc.

Dear Gentlemen:

We have acted as counsel to you in connection with the preparation and filing by you of a Registration Statement on Form S-2 (the "Registration Statement"), containing a Prospectus (the "Prospectus"), under the Securities Act of 1933, as amended (the "Act"), with respect to the registration of $34,500,000 aggregate principal amount of Convertible Subordinated Notes due 2005 (the "Notes") and an indeterminate number of shares of common stock, par value $.04 per share (the "Shares"), of Stockwalk.com Group, Inc ("Stockwalk"), a Minnesota corporation, issuable without additional consideration upon conversion of the Notes. We have examined such documents, records and matters of law as we have deemed necessary for purposes of this opinion and, based thereon, we are of the opinion that: (i) the Notes have been duly authorized and when executed and delivered against payment as described in the Prospectus, will be duly authorized and valid obligations of Stockwalk, enforceable in accordance with their terms and conditions, except as enforcement thereof may be limited by bankruptcy, moratorium or similar laws affecting enforcement of creditors rights generally, by general equity principles or by any implied covenant of good faith; and (ii) the Shares are duly and validly authorized for issuance and, when issued upon conversion of the Notes as described in the Prospectus, will be validly issued, fully paid and nonassesable.

We consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the heading "LEGAL MATTERS" in the Prospectus. In giving such consent, we do not hereby admit that we come within the category of persons whose consent is required under Section 7 of the Act or the Rules and Regulations of the Securities and Exchange Commission promulgated under the Act.
                                       Very truly yours,

                                       MAUN & SIMON, PLC

                                       By: /s/ Albert A. Woodward
                                          --------------------------------------
                                           Albert A. Woodward, a Member





                                  Exhibit 5.1-1